As filed with the Securities and Exchange Commission on August 6, 2010

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entech Solar, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	33-0123045
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 1999 STOCK PLAN

(Full Title of the Plan)

Charles Michel

Chief Financial Officer

Entech Solar, Inc.

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

(Name and Address of Agent For Service)

(817) 224-3600

Telephone Number, Including Area Code, of Agent for Service

Copies to:

Laurie A. Cerveny, Esq.

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110

(617) 951-8000

Fax: 617-951-8736

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Amended and Restated 1999 Stock Plan	80,000,000	$0.11(1)	$8,800,000	$627.44
Common Stock, $0.001 par value

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock, or other similar event.
(2)	Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock, $0.001 par value per share, or the Common Stock, of Entech Solar, Inc., or the Company, reported on the Over the Counter Bulletin Board on August 4, 2010. It is not known how many of these shares will be purchased or at what price.

EXPLANATORY NOTE

At the 2009 annual meeting of stockholders on August 27, 2009, the Company’s stockholders approved an amendment to the Company’s 1999 Stock Plan, or the Plan, increasing the authorized number of shares issuable under the Plan from 50,000,000 shares to 80,000,000 shares, and at the 2010 annual meeting of stockholders on August 4, 2010, the Company’s stockholders approved an amendment to the Plan increasing the authorized number of shares issuable under the Plan from 80,000,000 shares to 130,000,000 shares.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 80,000,000 shares of Common Stock subject to issuance upon the granting of equity awards under the Plan. Pursuant to General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the following registration statements:

•	Registration Statement on Form S-8 (File No. 333-9523), filed January 24, 2000;

•	Registration Statement on Form S-8 (File No. 333-66484), filed August 1, 2001;

•	Registration Statement on Form S-8 (File No. 333-66484), filed June 14, 2007; and

•	Registration Statement on Form S-8 (File No. 333-152429), filed July 21, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information. *

*	Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference the documents listed below and any future filings the Company will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•

Annual Report on Form 10-K for the year ended December 31, 2009 (filed on March 31, 2010), as amended by Amendment No 1. to Annual Report on Form 10-K for the year ended December 31, 2009 (filed on April 29, 2010);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (filed on May 17, 2010);

•

Current Reports on Form 8-K filed on January 6, 2010, February 4, 2010, February 12, 2010, February 19, 2010, February 23, 2010, February 25, 2010, March 2, 2010, March 5, 2010, March 17, 2010, March 24, 2010, April 9, 2010, May 4, 2010, May 12, 2010, May 27, 2010, June 9, 2010, June 30, 2010, July 13, 2010 and August 6, 2010; and

•

the description of the Company’s common stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form S-1 (filed with the SEC under Section 12 of the Exchange Act on April 16, 2010).

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

Entech Solar, Inc.

Attn: Investor Relations

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

(817) 224-3600

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities registered hereby is being passed upon for us by Bingham McCutchen LLP. One or more partners or other employees of Bingham McCutchen LLP may beneficially own shares of our common stock.

Item 6.	Indemnification of Directors and Officers.

The Company’s Amended and Restated Certificate of Incorporation and its Amended and Restated By-Laws include provisions (i) to reduce the personal liability of the Company’s directors for monetary damage resulting from breaches of their fiduciary duty, and (ii) to permit the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. In addition, the Company has entered into indemnification agreements with certain of the Company’s directors (collectively, “Director Indemnification Agreements”). The obligation to indemnify generally means that we are required to pay or reimburse the individuals’ reasonable legal expenses and possibly damages and other liabilities incurred in connection with these matters. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has obtained directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement, or payment of a judgment under certain circumstances.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions of Delaware law, the Director Indemnification Agreements, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, Entech Solar provides indemnification of any person who is, was or shall be a director, officer, employee or agent of the Company, to the fullest extent permitted by the DGCL, as amended from time to time.

Item 8.	Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number		Description of Document

4.1	**	Entech Solar, Inc. Amended and Restated 1999 Stock Plan.

4.2	**	Form of Entech Solar, Inc. Amended and Restated 1999 Stock Plan Stock Option Agreement.

5.1	**	Opinion of Bingham McCutchen LLP regarding the validity of the securities offered hereby.

23.1	**	Consent of Independent Registered Public Accounting Firm—Amper, Politziner & Mattia, LLP.

23.2	**	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24	**	Power of Attorney (included on the signature page of this Registration Statement).

**	Filed herewith.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that: Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on this 5th day of August, 2010.

Entech Solar, Inc.

Date: August 5, 2010	By:	/S/ DAVID GELBAUM
David Gelbaum, Chief Executive Officer, Chairman and Director

Date: August 5, 2010	By:	/S/ CHARLES MICHEL
Charles Michel, Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors of Entech Solar, Inc., hereby severally constitute and appoint David Gelbaum and Charles Michel, and both or either one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent Registration Statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the Requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Signature	Title

Date: August 5, 2010	/S/ DAVID GELBAUM David Gelbaum	Chief Executive Officer, Chairman and Director (Principal Executive Officer)

Date: August 5, 2010	/S/ CHARLES MICHEL Charles Michel	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 6, 2010	/S/ PETER L. CORSELL Peter L. Corsell	Director

Date: August 5, 2010	/S/ MARK J. O’NEILL Mark J. O’Neill	Director

Date: August 5, 2010	/S/ DAVID FIELD David Field	Director

EXHIBIT INDEX

Exhibit Number		Description of Document

4.1	**	Entech Solar, Inc. Amended and Restated 1999 Stock Plan.

4.2	**	Form of Entech Solar, Inc. Amended and Restated 1999 Stock Plan Stock Option Agreement.

5.1	**	Opinion of Bingham McCutchen LLP regarding the validity of the securities offered hereby.

23.1	**	Consent of Independent Registered Public Accounting Firm—Amper, Politziner & Mattia, LLP.

23.2	**	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24	**	Power of Attorney (included on the signature page of this Registration Statement).

**	Filed herewith.